UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 5, 2021, Ur-Energy Inc. (“Ur-Energy” or the “Company”) received the final major authorizations to construct and operate the Company’s Shirley Basin Project. In addition to the Bureau of Land Management final approval of the project, received in April 2020, the Company now has received the State of Wyoming source material license and permit to mine, and EPA’s aquifer exemption for Shirley Basin. These approvals represent the major permits required to begin construction of the Shirley Basin Project when market conditions warrant, and to begin operations thereafter.

The Company plans three relatively shallow mining units at the project, where it has the option to either build out a complete processing plant with drying facilities or a satellite plant with the ability to send loaded ion exchange resin to the Company’s Lost Creek mine for processing. The Shirley Basin processing facility throughput shall not exceed an average daily flow rate equivalent to 6,000 gallons per minute or a maximum instantaneous flow rate of 6,500 gallons per minute, excluding restoration flow. The annual production of dried yellowcake (U3O8) from wellfield production and toll processing of loaded resin or yellowcake slurry shall not exceed 2M pounds equivalent of dried U3O8 product. Situated in an historic mining district, the project has existing access roads, power, waste disposal facility and shop buildings onsite. The project is construction ready, since delineation and exploration drilling were completed historically. Additionally, all wellfield, pipeline and header house layouts are finalized. The Company anticipates up to nine years production at the site.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ur-Energy Inc.

Date: May 7, 2021	By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel